EXHIBIT 99.1

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS TO ACQUIRE SECURE TECHNOLOGY

Strengthens Benchmark’s Position in Key Strategic End-markets

Transaction Expected to Be Immediately Accretive to Margins and EPS

ANGLETON, TX, October 22, 2015 – Benchmark Electronics, Inc. (NYSE: BHE)  today announced that it has entered into a definitive agreement to acquire Secure Communication Systems, Inc. and its subsidiaries (collectively referred to as “Secure Technology” or “Secure”), a leading engineered products and solutions provider, for approximately $230 million in cash, on a debt-free, cash-free basis subject to a working capital adjustment.

Secure, headquartered in Santa Ana, California, is a leading provider of customized high performance electronics, sub-systems, and component solutions for mission critical applications in highly regulated industrial, aerospace and defense markets.  The transaction is expected to be immediately accretive to Benchmark’s margins and earnings per share.

“We are very excited about the strategic acquisition of Secure Technology and look forward to offering our customers an expanded portfolio of highly engineered solutions and enhancing value creation for our shareholders,” said Gayla Delly, President and Chief Executive Officer of Benchmark.  “Together with the Secure team, we will have new opportunities with customers in our industrial markets, which include the aerospace and defense sectors.  In addition, Secure will be able to leverage Benchmark’s manufacturing and supply chain expertise, operational systems and long history of quality performance to provide a broader array of solutions and services to its customers.”

Allen Ronk, Secure Technology’s Chief Executive Officer, noted “The strategic and cultural fit between our two companies will be a strong differentiator; the Secure team is enthusiastic about joining Benchmark.  This transaction will allow us to accelerate Secure’s strategic plans, offer additional services to our customers and provide increased opportunities to our employees.”

Don Adam, Benchmark’s Chief Financial Officer, noted “This financially attractive acquisition exceeds our targeted return thresholds and aligns well with our disciplined capital allocation framework, while positioning Benchmark to drive higher value for our shareholders.  We expect the transaction to increase operating margins and EPS, as well as further diversify our revenue mix.  We remain committed to our rigorous capital allocation priorities and will continue returning capital to shareholders, while sustaining a strong balance sheet to fund future growth investments.”

The transaction will be funded with Benchmark’s bank credit facility and is expected to close in the fourth quarter of 2015, subject to customary closing conditions, including regulatory approvals.

J.P. Morgan Securities LLC is acting as financial advisor to Benchmark, and Sheppard, Mullin, Richter & Hampton LLP is acting as its legal counsel.  Harris Williams & Co. is acting as financial advisor to Secure, and O’Melveny & Myers LLP is acting as its legal counsel.

Third Quarter 2015 Results and the Secure Acquisition Conference Call Details

A conference call hosted by Benchmark management will be held today at 10:00 am CT (11:00 am ET) to discuss Benchmark’s financial results and outlook, as well as the Secure Technology acquisition.  This call will be broadcast via the internet and may be accessed by logging on to the Company’s website at www.bench.com.

About Benchmark Electronics, Inc.

Benchmark provides integrated manufacturing, design and engineering services to original equipment manufacturers of industrial control equipment (including equipment for the aerospace and defense industries), telecommunication equipment, computers & related products for business enterprises, medical devices, and test & instrumentation products. Benchmark’s global operations include facilities in seven countries, and its common shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Lisa K. Weeks, VP of Strategy & Investor Relations

979-849-6550 (ext. 1361) or lisa.weeks@bench.com

Forward-Looking Statements

This press release contains certain forward-looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934.  The words “expect,” “estimate,” “anticipate,” “predict,” “goals” and similar terms, and the negatives thereof, often identify forward-looking statements, which are not limited to historical facts. Our forward-looking statements include, among other things, the statement “We expect the transaction to increase operating margins and EPS, as well as further diversify our revenue mix”, as well as other statements, express or implied, concerning future operating results or the ability to generate sales or income; and Benchmark’s business and growth strategies; and the completion, accretive effect and expected financial results of the Secure acquisition.  Although Benchmark believes these statements are based upon reasonable assumptions, they involve risks and uncertainties relating to our operations, markets and business environment generally.  If one or more of these risks or uncertainties materialize, or underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

All forward-looking statements included in this release are based upon information available to Benchmark as of the date hereof, and the Company assumes no obligation to update them. Readers are advised to consult further disclosures on related subjects, particularly in Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, in its other filings with the Securities and Exchange Commission and in its press releases.

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